Exhibit 99.1

April 2, 2013

Sent via Email

The Bank of New York Mellon Trust Company, N.A.
2 N. LaSalle Street, Suite 1020
Chicago, Illinois  60602
Attn:  Mary Callahan, Vice President

mary.callahan@bnymellon.com

Re:           Settlement Notice for all Conversions of Alliance Data Systems Corporation’s 1.75% Convertible Senior Notes (CUSIP 018581 AD0) due 2013 occurring on or after April 2, 2013

Pursuant to Sections 15.02(b)(i) and 15.02(b)(iii) of that certain Indenture dated as of July 29, 2008 regarding Alliance Data Systems Corporation’s 1.75% Convertible Senior Notes due 2013 (the “Indenture”), please be advised that Alliance Data Systems Corporation intends to satisfy its Conversion Obligation for all conversions occurring on or after April 2, 2013 by paying solely cash.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

The Settlement Amount will be computed pursuant to Section 15.02(b)(iv)(B) of the Indenture and the Cash Settlement Averaging Period will extend from June 3, 2013 through July 29, 2013.  The Settlement Amount will be delivered by the third Trading Day immediately following the last Trading Day of the Cash Settlement Averaging Period in compliance with Section 15.02(e) of the Indenture, which will be August 1, 2013—the Maturity Date.

Please feel free to contact me with any questions.

Regards,

/s/ Cynthia L. Hageman

Cynthia L. Hageman
Vice President, Assistant General Counsel

cc:	Charles L. Horn, Executive Vice President, Chief Financial Officer
Brian B. Gore, Senior Vice President